UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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RumbleOn, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RumbleOn, Inc.
4521 Sharon Road
Suite 370
Charlotte, North Carolina, 28211

May 25, 2018

Dear Fellow RumbleOn Stockholder:

We are pleased to invite you to join us at the 2018 Annual Meeting of Stockholders of RumbleOn, Inc. to be held at 1:00 p.m. Central Time on Monday, June 25, 2018 at our offices in Texas at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019.

The accompanying Notice of Annual Meeting and Proxy Statement describes the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.

Whether you own a few or many shares of RumbleOn stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.

The Board of Directors recommends that you vote FOR the election of all the director nominees, FOR approval of an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan to increase the number of shares of Class B Common Stock authorized for issuance under the plan, FOR approval of an amendment to our Articles of Incorporation to provide for “blank check” preferred stock, and FOR the non-binding advisory approval of the compensation of our named executive officers (Say on Pay). Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

We look forward to seeing you on June 25, 2018 in Texas.

Sincerely,

Marshall Chesrown
Chairman of the Board and
Chief Executive Officer

RumbleOn, Inc.
4521 Sharon Road
Suite 370
Charlotte, North Carolina 28211

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of RumbleOn, Inc.:

The 2018 Annual Meeting of Stockholders of RumbleOn, Inc. will be held at 1:00 p.m. Central Time on Monday, June 25, 2018 at our offices in Texas at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019 for the following purposes, as more fully described in the accompanying proxy statement:

(1)
To elect six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;

(2)
To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B Common Stock authorized for issuance under the Plan;

(3)
To approve an amendment to our Articles of Incorporation to provide for “blank check” preferred stock, which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed by our board of directors.

(4)
To obtain non-binding advisory approval of the compensation of our named executive officers (“Say on Pay”); and

(5)
To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only stockholders of record as of 5:00 p.m. Eastern Time on May 15, 2018, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.

Sincerely,

Thomas Aucamp
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2018

The accompanying proxy statement and the 2017 Annual Report on Form 10-K are available at
http://www.rumbleon.com.

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	1
PROPOSAL 1: DIRECTOR ELECTION PROPOSAL	5
CORPORATE GOVERNANCE	8
EXECUTIVE COMPENSATION	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
PROPOSAL 2: STOCK INCENTIVE PLAN AMENDMENT PROPOSAL	15
PROPOSAL 3: BLANK CHECK PREFERRED STOCK PROPOSAL	22
PROPOSAL 4: SAY ON PAY PROPOSAL	24
REPORT OF THE AUDIT COMMITTEE	25
CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
AUDITORS FEES AND SERVICES	27
POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
OTHER MATTERS	31

PROXY STATEMENT

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of RumbleOn, Inc. (“RumbleOn” or the “Company”) for use at our 2018 Annual Meeting of Stockholders (“Annual Meeting”). Our Annual Meeting will be held at 1:00 p.m. Central Time on Monday, June 25, 2018 at our offices in Texas at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Kathy Cunningham at (704) 227-1001.

Only stockholders of record as of 5:00 p.m. Eastern Time on May 15, 2018 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 1,000,000 shares of Class A common stock and 12,023,541 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about May 25, 2018.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

What is the purpose of our 2018 Annual Meeting?

Our 2018 Annual Meeting will be held for the following purposes:

(1)
To elect six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified. We refer to this as the “Director Election Proposal.”

(2)
To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B Common Stock authorized for issuance under the Plan. We refer to this as the “Stock Incentive Plan Amendment Proposal.”

(3)
To approve an amendment to our Articles of Incorporation to provide for “blank check” preferred stock, which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed by our board of directors. We refer to this as the “Blank Check Preferred Stock Proposal.”

(4)
To obtain non-binding advisory approval of the compensation of our named executive officers. We refer to this as the “Say on Pay Proposal.”

(5)
To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a RumbleOn stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.

What are the voting rights of RumbleOn stockholders?

Each stockholder of Class A common stock is entitled to ten votes per share on each of the six director nominees and ten votes per share on each other matter properly presented at the Annual Meeting for each share of Class A common stock owned by that stockholder on the Record Date.

Each stockholder of Class B common stock is entitled to one vote per share on each of the six director nominees and one vote per share on each other matter properly presented at the Annual Meeting for each share of Class B common stock owned by that stockholder on the Record Date.

What constitutes a quorum?

The presence in person or by proxy of the holders of one-third (33%) of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card or properly cast your vote via the Internet, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Under Nevada law, we also will consider as present for purposes of determining whether a quorum exists any shares represented by “broker non-votes.”

What are “broker non-votes?”

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under New York Stock Exchange rules, all proposals to be presented at the Annual Meeting are non-routine and as such a broker does not have the discretion to vote on any of the Director Election Proposal, Stock Incentive Plan Amendment Proposal, Blank Check Preferred Stock Proposal and Say on Pay Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.

Will my shares be voted if I do not provide my proxy?

If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered “broker non-votes,” with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

To vote by mail:

●
Mark, sign and date your proxy card or voting instruction card; and

●
If you are a registered holder, return the proxy card to West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. Ste 205, Encinitas, California 92024 by 11:59 p.m. Eastern Time on June 24, 2018; or

●
If you hold your shares in street name, return the voting instruction card to the address indicated thereon.

To vote using the Internet:

●
Have your proxy card or voting instruction card in hand; and

●
If you are a registered holder, log on to the Internet and visit www.westcoaststocktransfer.com/proxy-rmbl by 11:59 p.m. Eastern Time on June 24, 2018 and follow the instructions provided; or

●
If you hold your shares in street name, log on to the website provided on the voting instruction card and follow the instructions provided.

To vote in person:

●
If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or

●
If you hold your shares in “street name,” attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date via the Internet, by signing and mailing a new proxy card with a later date, or by attending the meeting and voting in person (only your latest proxy submitted prior to the meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

What vote is required to approve each proposal at the Annual Meeting?

Proposal 1 — Director Election Proposal.

The vote required to elect our six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes and broker non-votes will have the same effect as a vote against a director.

Proposal 2 — Stock Incentive Plan Amendment Proposal.

The vote required to approve the Stock Incentive Plan Amendment Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 3 — Blank Check Preferred Stock Proposal.

The vote required to approve the Blank Check Preferred Stock Proposal is a majority of the Company’s voting power. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 4 — Say on Pay Proposal.

The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

●
FOR Proposal 1: the Director Election Proposal;

●
FOR Proposal 2: the Stock Incentive Plan Amendment Proposal;

●
FOR Proposal 3: the Blank Check Preferred Stock Proposal; and

●
FOR Proposal 4: the Say on Pay Proposal.

How will the persons named as proxies vote?

If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.

With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

Who will pay for the cost of soliciting proxies?

We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL

Our Board currently consists of seven members.  Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the six persons listed below to stand for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of RumbleOn.  The Nominating and Corporate Governance Committee did not nominate Mitch Pierce for re-election at the Annual Meeting.  Mr. Pierce will continue to serve as a director until the end of his term at the Annual Meeting.  Since fewer nominees are named in this proxy statement than the number of directors fixed by the Board, one vacancy will remain on the Board, which the Board will seek to fill with a suitable candidate following the Annual Meeting. The Board thanks Mr. Pierce for his service to the company during its initial development stages.

Below are the names of and certain information regarding the director nominees:

Name	Age	Position
Marshall Chesrown	60	Chief Executive Officer and Chairman
Steven R. Berrard	63	Chief Financial Officer and Director
Denmar Dixon	56	Director
Kartik Kakarala	40	Director
Kevin Westfall	62	Director
Richard A. Gray, Jr.	70	Director

Marshall Chesrown has served as our Chief Executive Officer and Chairman since October 24, 2016. Mr. Chesrown has over 35 years of leadership experience in the automotive retail sector. From December 2014 to September 2016, Mr. Chesrown served as Chief Operating Officer and as a director of Vroom.com, an online direct car retailer (“Vroom”). Mr. Chesrown served as Chief Operating Officer of AutoAmerica, an automotive retail company, from May 2013 to November 2014. Previously, Mr. Chesrown served as the President of Chesrown Automotive Group from January 1985 to May 2013, which was acquired by AutoNation, Inc., a leading automotive retail company, in 1997. Mr. Chesrown served as Senior Vice President of Retail Operations for AutoNation from 1997 to 1999. From 1999 to 2013, Mr. Chesrown served as the Chairman and Chief Executive Officer of Blackrock Development, a real estate development company widely known for development of the nationally recognized Golf Club at Black Rock. Mr. Chesrown filed for personal bankruptcy in May 2013, which petition was discharged in January 2017.

We believe that Mr. Chesrown possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in the automotive retail sector.

Steven R. Berrard has served as our Chief Financial Officer since January 9, 2017 and served as Interim Chief Financial Officer from July 13, 2016 through January 9, 2017 and as Chief Executive Officer from July 13, 2016 through October 24, 2016. Mr. Berrard served as Secretary from July 13, 2016 through June 30, 2017 and has served on our Board since July 13, 2016. Mr. Berrard served as a director of Walter Investment Management Corp. (“Walter Investment”) from 2010 until May 2017. Mr. Berrard served on the Board of Directors of Swisher Hygiene Inc., a publicly traded industry leader in hygiene solutions and products, from 2004 until May 2014. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, at the time the world’s largest video store operator. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard was employed by Coopers & Lybrand (now PricewaterhouseCoopers LLP (“PwC”)) from 1976 to 1981. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating in a number of markets in the United States. He has previously served on the Boards of Directors of Jamba, Inc., (2005 – 2009), Viacom, Inc., (1987 – 1996), Birmingham Steel (1999 – 2002), HealthSouth (2004 – 2006), and Boca Resorts, Inc. (1996 – 2004). Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

We believe that Mr. Berrard’s management experience and financial expertise is beneficial in guiding our strategic direction. He has served in senior management and on the Board of several prominent, publicly traded companies. In several instances, he has led significant growth of the businesses he has managed. In addition, Mr. Berrard has served as the Chairman of the audit committee of several boards of directors.

Denmar Dixon has served on our Board since January 9, 2017. Mr. Dixon served as a director of Walter Investment from April 2009 (and for its predecessor since December 2008) until June 2016. Effective October 2015, Mr. Dixon was appointed Chief Executive Officer and President of Walter Investment and served until his resignation effective June 2016. Mr. Dixon previously served as Vice Chairman of the Board of Directors and Executive Vice President of Walter Investment since January 2010 and Chief Investment Officer of Walter Investment since August 2013. Before becoming an executive officer of Walter Investment, Mr. Dixon also served as a member of Walter Investment’s Audit Committee and Nominating and Corporate Governance Committee and as Chairman of the Compensation and Human Resources Committee. Before serving on the Board of Walter Investment, Mr. Dixon was elected to the board of managers of JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries, Inc., in anticipation of the spin-off of Walter Investment Management, LLC from Walter Industries, Inc. (now known as Walter Energy, Inc.). In 2008, Mr. Dixon founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Before forming Blue Flame, Mr. Dixon spent 23 years with Banc of America Securities, LLC and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries Group of Banc of America Securities.

We believe that Mr. Dixon possesses attributes that qualify him to serve as a member of our Board, including his extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry. As a director, he provides significant input into, and is actively involved in, leading our business activities and strategic planning efforts. Mr. Dixon has significant experience in the general industrial, consumer and business services industries.

Kartik Kakarala was appointed to our Board immediately following the completion of the Company's acquisition of substantially all of the assets of the NextGen Dealer Solutions, LLC (“NextGen”) in February 2017. Mr. Kakarala is the Chief Executive Officer of Halcyon Technologies, a global software solutions company. He is responsible for sales, business development and innovation, as well as the creation of technology assets. He has been responsible for the growth of a number of strategic, horizontal competencies, and vertical business units like automotive, utilities, finance and healthcare practices. Mr. Kakarala served as the Chief Executive Officer and President of NextGen from January 2016 to February 2017, which was acquired by us in February 2017, providing inventory management solutions to the power sports, recreational vehicle and marine sectors in North America. He served as Chief Executive Officer and President of NextGenAuto from July 2013 to December 2015. Mr. Kakarala served as Co-Founder and Managing Partner of Red Bumper from July 2010 to August 2014, a company which provided used car inventory management solutions used by thousands of automotive dealers across North America and which was later acquired by ADP in 2014. Mr. Kakarala served as Director/Co-Founder of GridFirst solutions since 2012, a company providing home automation solutions to energy customers. Mr. Kakarala holds a Master’s degree in Computer Science from University of Houston.

We believe that Mr. Kakarala possesses attributes that qualify him to serve as a member of our Board, as he is regarded as a pioneer in developing several systems in the automotive industry including CRM, ERP, inventory management and financial applications.

Kevin Westfall has served on our Board since January 9, 2017. Mr. Westfall was a co-founder and served as Chief Executive Officer of Vroom from January 2012 through November 2015. Previously, from March 1997 through November 2011, Mr. Westfall served as Senior Vice President of Sales and Senior Vice President of Automotive Finance at AutoNation. Mr. Westfall was a founder of BMW Financial Services in 1990 and served as its President until March 1997. Mr. Westfall also served as Retail Lease Manager of Chrysler Credit Corporation from 1987 until 1990 and as President of World Automotive Imports and Leasing from 1980 until 1987.

We believe that Mr. Westfall possesses attributes that qualify him to serve as a member of our Board, including his more than 30 years of executive experience in automotive retail and finance operations.

Richard A. Gray, Jr., has served on our Board since October 1, 2017. Mr. Gray has served as President of Gray & Co. Realtors, Inc., a licensed real estate service provider he founded, since 1987. Gray & Co. Realtors has been involved in the development, liquidation, the joint venture, and management of commercial real estate, representing both U.S. investors and foreign investors, and since 1998, has also been involved in raising venture capital for startup and additional round funding for public companies in the technology sector. Before Gray & Co. Realtors, he served as a broker at Wiggins Gray Interests, a company focused on development of retail and office properties in Dallas Fort Worth Metroplex, as well as office, industrial, land and retail brokerage from 1985 to 1987. Before Wiggins Gray Interests, he served at Hudson & Hudson Realtors from 1973 to 1985, Murray Investment Company from 1971 to 1973, and Borden Chemical Company from 1969 to 1971. Mr. Gray has also served as a director of the Cystic Fibrosis Foundation, Migra Tech, and Equitable Bank. Mr. Gray received his BBA from Texas Tech University.

We believe that Mr. Gray possesses attributes that qualify him to serve as a member of our Board, including his extensive experience in funding technology sector public companies.

Vote Required and Board Recommendation

The vote required to elect our six directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends that you vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. Our Board’s core principles of corporate governance are set forth in our Corporate Governance Principles, which were adopted by our Board in May 2017. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board also adopted a Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees. A copy of the Code of Business Conduct and Ethics and the Corporate Governance Principles are available on our corporate website at www.rumbleon.com. You also may obtain without charge a printed copy of the Code of Ethics and Corporate Governance Principles by sending a written request to: Investor Relations, RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211. Amendments or waivers of the Code of Business Conduct and Ethics will be provided on our website within four business days following the date of the amendment or waiver.

Board of Directors

The business and affairs of our company are managed by or under the direction of the Board. The Board is currently composed of seven members. The Board has not appointed a lead independent director; instead the presiding director for each executive session is rotated among the Chairs of the committees of our Board.

The Board held three meetings and took six actions by unanimous written consent during the year ended December 31, 2017. In 2017, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he served.

Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting. All of our then directors attended the 2017 Annual Meeting of Stockholders.

Board Committees

Pursuant to our bylaws, our Board may establish one or more committees of the Board however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis. The charters for our Board committees were adopted by the Board in May 2017. These charters are available at www.rumbleon.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211.

Audit Committee. The Board, by unanimous consent, established an Audit Committee in January 2017. Effective October 1, 2017, the members of this committee are Messrs. Dixon (chair), Westfall, and Gray. The Board has determined that Mr. Dixon is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K and is the Chairman of the Audit Committee.

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial processes and the audits of our financial statements. The independent auditor is ultimately accountable to the Audit Committee, as representatives of the stockholders. The Audit Committee has the ultimate authority and direct responsibility for the selection, appointment, compensation, retention and oversight of the work of our independent auditor that is engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (including the resolution of disagreements between management and the independent auditors regarding financial reporting), and the independent auditor must report directly to the Audit Committee. The Audit Committee also is responsible for the review of proposed transactions between us and related parties. For a complete description of the Audit Committee’s responsibilities, you should refer to the Audit Committee Charter. The Audit Committees held five meetings and took two actions by unanimous written consent during the year ended December 31, 2017.

Compensation Committee. In January 2017, the Board, by unanimous consent, established a Compensation Committee. Effective October 1, 2017, the members of the Compensation Committee are Messrs. Westfall (chair), Dixon, and Pierce. The Compensation Committee was established to, among other things, administer and approve all elements of compensation and awards for our executive officers. The Compensation Committee has the responsibility to review and approve the business goals and objectives relevant to each executive officer’s compensation, evaluate individual performance of each executive in light of those goals and objectives, and determine and approve each executive’s compensation based on this evaluation. For a complete description of the Compensation Committee’s responsibilities, you should refer to the Compensation Committee Charter. The Compensation Committee held two meetings and took no actions by unanimous written consent during the year ended December 31, 2017.

Nominating and Corporate Governance Committee. In January 2017, the Board, by unanimous consent, established a Nominating and Corporate Governance Committee. Effective October 1, 2017, the current members of the Nominating and Corporate Governance Committee are Messrs. Pierce (chair), Gray, and Dixon. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. For a complete description of the Nominating and Corporate Governance Committee’s responsibilities, you should refer to the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committees held no meetings and took two actions by unanimous written consent during the year ended December 31, 2017.

The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate and assessing each candidate’s independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate Governance Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman of the Board and Chief Executive Officer are currently held by Marshall Chesrown. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director.  Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our board of directors has determined that all of our directors, other than Messrs. Chesrown, Berrard, and Kakarala, qualify as “independent” directors in accordance with the listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with the Company that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.

Communications with the Company and the Board

Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211.

Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to RumbleOn, Inc. Board of Directors, Attn: Secretary, 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211.

Stockholder Proposals for Next Year’s Annual Meeting

Any stockholder proposal to be considered at the 2019 Annual Meeting of Stockholders, including nominations of persons for election to our Board, must be properly submitted to us by January 25, 2019. Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request to the Secretary of RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211.

Stockholder Director Nominations

The Nominating and Corporate Governance Committee has established a policy pursuant to which it considers director candidates recommended by our stockholders. All director candidates recommended by our stockholders are considered for selection to the Board on the same basis as if such candidates were recommended by one or more of our directors or other persons. To recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing to our Secretary not later than 120 calendar days prior to the anniversary date of our proxy statement distributed to our stockholders in connection with our previous year’s annual meeting of stockholders, and the recommendation must provide the following information: (i) the name of the stockholder making the recommendation; (ii) the name of the candidate; (iii) the candidate’s resume or a listing of his or her qualifications to be a director; (iv) the proposed candidate’s written consent to being named as a nominee and to serving as one of our directors if elected; and (v) a description of all relationships, arrangements, or understandings, if any, between the proposed candidate and the recommending stockholder and between the proposed candidate and us so that the candidate’s independence may be assessed. The stockholder or the director candidate also must provide any additional information requested by our Nominating and Corporate Governance Committee to assist the Committee in appropriately evaluating the candidate.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides the compensation paid to our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2017. No compensation was earned or paid to our executive officers during the year ended December 31, 2016.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards ($)	Option Awards ($)	All Other Compensation	Total
Marshall Chesrown	2017	$215,385	-	-	-	-	$215,385
Chief Executive Officer

Steven R. Berrard	2017	$215,385	-	-	-	-	$215,385
Chief Financial Officer
____________
(1) This compensation was paid in a single lump sum during the fourth quarter of 2017.

Executive Employment Arrangements

Marshall Chesrown

We have not entered into an employment agreement or arrangement with Mr. Chesrown. Accordingly, he is employed as our Chief Executive Officer on an at-will basis. Mr. Chesrown currently receives an annual salary of $240,000, which is paid weekly, in accordance with our standard payroll practice.

Mr. Chesrown is eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our Board, however through the date of this filing, no grants of equity awards have been made to Mr. Chesrown.

Steven Berrard

We have not entered into an employment agreement or arrangement with Mr. Berrard. Accordingly, he is employed as our Chief Financial Officer on an at-will basis. Mr. Berrard currently receives an annual salary of $240,000, which is paid weekly, in accordance with our standard payroll practice.

Mr. Berrard is eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our Board, however through the date of this filing, no grants of equity awards have been made to Mr. Berrard.

Non-Employee Director Compensation

We have not yet established a policy for non-employee director compensation. During the year ended December 31, 2017, no compensation had been paid to our non-employee directors, except (i) consulting fees paid to our director Kartik Kakarala under the terms of a consulting agreement with us, which we further describe under “Certain Relationships and Related Party Transactions - Consulting Agreement” and (ii) an award of 35,000 restricted stock units under the Plan to Messrs. Dixon, Pierce, Westfall and Gray.

The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation	Total
Denmar Dixon	-	$122,500	$-	$122,500
Kartik Kakarala	-	$-	$40,000	$40,000(3)
Mitch Pierce	-	$122,500	$-	$122,500
Kevin Westfall	-	$122,500	$-	$122,500
Richard A. Gray, Jr.	-	$188,300	$-	$188,300
____________

(1)
Represents restricted stock units granted under the Plan. Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In determining the grant date fair value, we used $3.50 per share except for Mr. Gray for which we used $5.38 per share. The restricted stock units vest over a three-year period utilizing the following vesting schedule: (i) 20% on the first anniversary of the grant date; (ii) 30% on the second anniversary of the grant date; and (iii) 50% on the third anniversary of the grant date.

(2)
As of December 31, 2017, each of Messrs. Dixon, Pierce, Westfall and Gray held 35,000 restricted stock units.

(3)
Represents consulting fees paid to Mr. Kakarala pursuant to the consulting agreement. For additional information regarding these consulting fees, see Certain Relationships and Related Transactions - Consulting Agreement below.

Securities Authorized for Issuance Under Equity Compensation Plans

On January 9, 2017, our Board approved the adoption of the Plan, subject to stockholder approval at our 2017 Annual Meeting of Stockholders. On June 30, 2017, the Plan was approved by our stockholders at the 2017 Annual Meeting of Stockholders. The purposes of the Plan are to attract, retain, reward and motivate talented, motivated and loyal employees and other service providers, or the eligible individuals, by providing them with an opportunity to acquire or increase a proprietary interest in our company and to incentivize them to expend maximum effort for the growth and success of our company, so as to strengthen the mutuality of the interests between such persons and our stockholders. The Plan allows us to grant a variety of stock-based and cash-based awards to eligible individuals. Currently, twelve percent of our issued and outstanding shares of Class B Common Stock from time to time are reserved for issuance under the Plan. As of December 31, 2017, 11,928,541 shares of our Class B Common Stock were issued and outstanding, resulting in up to 1,431,424 shares of our Class B Common Stock available for issuance under the Plan. We have not maintained any other equity compensation plans since our inception.

The following table provides information as of December 31, 2017, with respect to all of our compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by stockholders	741,000(1)	$4.14	690,424(2)
Equity compensation plans not approved by stockholders	-	-	-
____________
(1)
Represents restricted stock units outstanding under the Plan.

(2)
Represents securities remaining available for future issuance under the Plan.

The Company anticipates granting time-vested awards representing approximately 435,000 shares of Class B Common Stock under the Plan during the second quarter of 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of May 15, 2018, 1,000,000 shares of Class A Common Stock and 12,023,541 shares of Class B Common Stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of May 15, 2018, by (i) each of our directors and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Unless otherwise noted below, the address of each person listed on the table is c/o RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, NC 28211.

	No. of Shares of Class A Common Stock Owned	Percentage of Class A Ownership (1)(2)	No. of Shares of Class B Common Stock Owned	Percentage of Class B Ownership (1)(3)
Name and Address of Beneficial Owner Named Executive Officers and Directors:
Marshall Chesrown(4)	875,000	87.5%	1,743,156	14.5%
Steven R. Berrard(5)	125,000	12.5%	1,970,000	16.4%
Denmar Dixon(6)	-	-	1,062,029	8.8%
Kartik Kakarala(7)	-	-	1,523,809	12.7%
Mitch Pierce(8)	-	-	42,296	*
Kevin Westfall	-	-	17,388	*
Richard A. Gray	-	-	25,000	*
All directors and executive officers as a group(7) persons(9)	1,000,000	100.0%	6,383,678	53.1%
5% Stockholders:
Ralph Wegis(10)	-	-	891,537	7.4%
Halcyon Consulting, LLC(7)	-	-	1,523,809	12.7%
____________
*Represents beneficial ownership of less than 1%.
(1)
Calculated in accordance with applicable rules of the SEC.

(2)
Based on 1,000,000 shares of Class A Common Stock issued and outstanding as of May 15, 2018. The Class A Common Stock has ten votes for each share outstanding compared to one vote for each share of Class B Common Stock outstanding. As of May 15, 2018, the holders of the Class A Common Stock have in aggregate, including shares of Class B Common Stock held by them, voting power representing 62.3% of our outstanding common stock on a fully diluted basis.

(3)
Based on 12,023,541 shares of Class B Common Stock issued and outstanding as of May 15, 2018.

(4)
As of May 15, 2018, Mr. Chesrown had voting power representing approximately 47.7% of our outstanding common stock on a fully diluted basis.

(5)
Shares are owned directly through Berrard Holdings, a limited partnership controlled by Steven R. Berrard. Mr. Berrard has the sole power to vote and the sole power to dispose of each of the shares of common stock which he may be deemed to beneficially own. As of May 15, 2018, Mr. Berrard had voting power representing approximately 14.6% of our outstanding common stock on a fully diluted basis.

(6)
1,019,029 shares are owned directly through Blue Flame Capital, LLC, an entity controlled by Mr. Dixon, 7,750 shares are held by Mr. Dixon’s spouse, 250 shares are held by Mr. Dixon’s son and 35,000 shares are directly held by Mr. Dixon. Mr. Dixon has the sole power to vote and the sole power to dispose of each of the shares of common stock which he may be deemed to beneficially own. As of May 15, 2018, Mr. Dixon had voting power representing approximately 4.8% of our outstanding common stock on a fully diluted basis.

(7)
Shares are owned indirectly through Halcyon Consulting, LLC, a limited liability company owned by Kartik Kakarala and his brother, Srinivas Kakarala.  Kartik Kakarala has shared power to vote and shared power to dispose of such shares of common stock with his brother.  As of May 15, 2018, Mr. Kakarala had voting power representing approximately 6.9% of our outstanding common stock on a fully diluted basis.

(8)
37,500 shares are held through Pierce Family Trust.

(9)
As of May 15, 2018, all directors and executive officers as a group had voting power representing approximately 74.4% of our outstanding common stock on a fully diluted basis.

(10)
As of May 15 2018, Mr. Wegis had voting power representing approximately 4.1% of our outstanding common stock on a fully diluted basis.

PROPOSAL 2: STOCK INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the Plan to increase the number of shares of Class B Common Stock authorized for issuance under the Plan from twelve percent (12%) of all issued and outstanding Class B Common Stock (“Common Stock”) from time to time to 2,000,000 shares of Common Stock (the “Plan Increase”). Currently, 1,431,424 shares of Common Stock are available for issuance under the Plan, of which 741,000 shares are subject to outstanding awards under the Plan and 690,424 shares remain available for future issuance under the Plan.  The Company anticipates granting time-vested awards representing approximately 435,000 shares of Class B Common Stock under the Plan during the second quarter of 2018. Approval of this proposal will result in an additional 568,576 shares of Common Stock available for issuance under the Plan. The Board unanimously recommends that the stockholders approve the Stock Incentive Plan Amendment Proposal. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the Plan. This discussion is not intended to be complete and is qualified in its entirety by (i) reference to the full text of the Plan, which is available as Annex A to the Company’s 2017 Proxy Statement for the 2017 Annual Meeting of Stockholders and (ii) the amendment to the Plan to effect the Plan Increase included as Annex A to this proxy statement, both of which are incorporated herein by reference.

Administration

The Plan is administered by the Compensation Committee of the Board (for purpose of this description of the Plan, the “Committee”). If no Committee exists, the independent Board members will exercise the functions of the Committee.

All grants under the Plan will be evidenced by a grant agreement (an “Award Agreement”) that will incorporate the terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Plan (each an “Eligible Individual”).

The granting of Awards under the Plan shall be subject to the following limitations, after giving effect to the Plan Increase: (i) a maximum of 2,000,000 shares of common stock may be subject to grants of ISOs; (ii)  a maximum of 768,000 of shares may be subject to grants of Options or SARs to any one Eligible Individual during any one fiscal year; (iii) a maximum of 768,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, RSUs, and Awards of common stock to any one Eligible Individual during any one fiscal year; and (iv) the maximum value on the date of grant of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

Shares Reserved for Issuance Under the Plan

Subject to adjustment as described below and under the section titled “Change in Control” and after giving effect to the Plan Increase, a total of 2,000,000 shares of Common Stock may be issued pursuant to Awards granted under the Plan. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

If the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of common stock available under the Plan, (ii) the calculation of the reduction of shares of common stock available under the Plan, (iii) the number and kind of shares of common stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the exercise price of outstanding Options or SARs granted under the Plan. No fractional shares of common stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of common stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of common stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in common stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the common stock on the grant date (generally, the closing price for the common stock on the principal securities exchange on which the common stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of common stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the common stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than 10 years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the common stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals (“Performance Goals”). With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of common stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until common stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the Plan or Award Agreement, common stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of common stock pursuant to an Award Agreement beyond the RSU Payment Date, then the common stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of common stock is deferred past the RSU Payment Date, dividend equivalents on the common stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of common stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of a share of common stock on the grant date, by the number of shares of common stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of common stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of common stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Other Awards

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during an Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the Plan

The Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that participants shall be entitled to a cash payment equal to the price per share of common stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences of Awards under the Plan are technical, and reasonable persons may differ on their proper interpretation. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the common stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction on either the grant date or upon the exercise of an ISO.

If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the common stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Upon a subsequent sale of the common stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. An Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Plan for cash, common stock or a combination of cash and common stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the common stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any shares of common stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. For Awards granted before January 1, 2018, there is one exception for option grants made at fair market value and another exception for grants which are made subject to the satisfaction of one or more Performance Goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those Performance Goals.

New Stock Incentive Plan Benefits

No awards have been made with respect to the Plan Increase and as such, we have not included a New Plan Benefits table called for by Item 10 of Schedule 14A.

Vote Required and Board Recommendation

Approval of the Stock Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting. The Board unanimously recommends a vote “FOR” the approval of the Stock Incentive Plan Amendment Proposal.

PROPOSAL 3: BLANK CHECK PREFERRED STOCK PROPOSAL

Overview

We currently have 10,000,000 shares of preferred stock authorized. Our Board has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to convert our existing class of preferred stock into a class of “blank check” preferred stock, authorize the issuance of up to 10,000,000 shares of blank check Preferred Stock and authorize the Board to divide such shares of blank check preferred stock into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations, or restrictions for the shares of such series (the “Blank Check Preferred Amendment”).

If this Blank Check Preferred Stock Proposal is approved by our stockholders pursuant to this proxy statement, we intend to file the Blank Check Preferred Amendment with the Secretary of State of Nevada, in the form included in Annex B hereto, as soon as practicable following the approval by our stockholders.

Effects of the Conversion of Preferred Stock to Blank Check Preferred Stock

The current Articles of Incorporation does not contain sufficient details with respect to the preferences of any of the shares. As a result, should our Board desire to issue shares of preferred stock with specific preferences, it would require stockholder approval prior to each issuance. Blank check preferred stock means that the Board is given approval to issue any of the authorized shares from time to time, in such classes and amounts, and with such rights and preferences, as the Board, in its sole discretion shall determine. In other words, if the stockholders consent to this proposal, they will have no further direct oversight and control over the issuances of any preferred stock in the future. In effect, you are waiving your current right to authorize any future issuances of preferred stock and, more importantly, you would be waiving your current right to vote on the designation of any rights, power and preferences attached to any class of preferred stock in the future.

The availability of preferred stock is particularly important if the Board needs to undertake any of the foregoing actions on an expedited basis. Conversion now of the preferred stock to blank check preferred stock would enable the Board to avoid the time (and expense) of seeking stockholder approval in connection with any such contemplated action. If this proposal is approved by our stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of preferred stock, except as may be required by applicable law or the rules of any stock exchange or association upon which our securities may be listed, quoted or traded. As of the date hereof, we do not have any plans, proposals, or arrangements, written or otherwise, to issue any of the newly available authorized preferred shares.

Each series of preferred stock could, as determined by our Board at the time of issuance, rank, with respect to dividends and redemption and liquidation rights, senior to our Common Stock. It is not the present intention of our Board to seek stockholder approval prior to any issuance of preferred stock that would become authorized by the amendment, unless otherwise required by applicable law or regulation. Opportunities frequently arise that require prompt action and it is the belief of our Board that the delay necessitated by seeking stockholder approval of a specific issuance could be to the detriment of us and our stockholders.

This summary does not purport to be complete and is qualified in its entirety by reference to the proposed Blank Check Preferred Amendment contained within the proposed amendment to the Articles of Incorporation attached hereto as Annex B.

The Company has no current plans, proposals or arrangements to issue any of the blank check preferred shares that will become authorized share capital of the Company pursuant to Proposal 3.

Vote Required and Board Recommendation

The Blank Check Preferred Amendment must be approved by stockholders holding a majority of the Company's voting power. If approved by the stockholders, the proposed amendment to our Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, which will occur as soon as reasonably practicable after the Annual Meeting. The Board unanimously recommends a vote “FOR” the Blank Check Preferred Stock Proposal.

PROPOSAL 4: SAY ON PAY PROPOSAL

Background of the Proposal

The Dodd−Frank Act requires all public companies to hold a separate non−binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal).  Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Resolution

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of RumbleOn, Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the RumbleOn, Inc.'s Proxy Statement for the 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of RumbleOn, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” the Say on Pay proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. We have engaged Scharf Pera & Co., PLLC (“Scharf Pera”) as our independent public accountants to report on the conformity of the Company's financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2.
The Audit Committee has discussed with Scharf Pera the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 1301, Communications with Audit Committees.

3.
The Audit Committee has also received the written disclosures and the letter from Scharf Pera required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Scharf Pera with that firm.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Denmar Dixon, Chairman
Kevin Westfall
Richard A. Gray, Jr.

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and it not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 16, 2016, the Board approved the dismissal of Seale & Beers, CPAs (“Seale & Beers”) as the Company’s independent registered public accounting firm, effective December 16, 2016.

Seale & Beers audited the Company’s financial statements for the years ended November 30, 2015 and November 30, 2014. Seale & Beers’ reports on the Company’s financial statements for the years ended November 30, 2015 and November 30, 2014 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. However, the Seale & Beers’ reports on the Company’s financial statements for the years ended November 30, 2015 and November 30, 2014 each contained an explanatory paragraph noting there was substantial doubt as to the Company’s ability to continue as a going concern.

In connection with Seale & Beers' audit of the Company’s financial statements for the fiscal years ended November 30, 2015 and November 30, 2014 and through the subsequent interim period ended December 16, 2016, the Company has had no disagreement with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Seale & Beers, would have caused Seale & Beers to make a reference to the subject matter of the disagreements in connection with its reports on the financial statements for the fiscal year ended November 30, 2015 and November 30, 2014.

On December 20, 2016, the Board also approved the engagement of Scharf Pera as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The engagement of Scharf Pera was effective December 20, 2016. During the fiscal years ended November 30, 2014 and November 30, 2015, and the subsequent interim period through December 20, 2016, neither the Company nor anyone on its behalf consulted with Scharf Pera regarding either (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and Scharf Pera did not provide written reports or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue during such periods or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(i)(iv) of Regulation S-K and related instructions to such item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K). Scharf Pera audited the financial statements of the Company for the years ended December 31, 2016 and 2017.

AUDITORS FEES AND SERVICES

The following table sets forth Scharf Pera’s fees for the years ended December 31, 2016 and 2017.

	2017	2016
Audit Fees (1)	$63,635	$12,273(2)
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees (3)	20,032	-
Total	$83,667	$12,273
_____________
(1)
Audit fees consist of fees paid to Scharf Pera during 2017 for the (i) audit of the Company’s year ended December 31, 2017 and 2016 (ii) review of the Company’s unaudited 2017 Quarterly financial statements. Scharf Pera billed no fees during the year ended December 31, 2016.
(2)
During the year ended December 31, 2016, Seale & Beers billed the Company an aggregate of $12,273 in audit fees.
(3)
All other fees consist of fees billed in 2017 for review of Registration Statements.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm’s independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.

All services provided by Scharf Pera and Seale & Beers during the fiscal years ended December 31, 2017 and 2016 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have been a party to the following transactions since January 1, 2016, in which the amount involved exceeds $120,000 and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.

Related Party Loans Before Change in Control

As of December 31, 2015, we had loans of $141,000 and accrued interest of $13,002 due to an entity that is owned and controlled by a family member of Pamela Elliot, a former officer and director of our company.  All convertible notes and related party notes outstanding, including interest, of $175,909 as of July 13, 2016 were paid in full in July 2016 in connection with the change in control of the Company, as described below.

2016 Financing

On July 13, 2016, Berrard Holdings acquired 5,475,000 shares of our common stock from our former sole director and executive officer. The shares acquired by Berrard Holdings represented 99.5% of our issued and outstanding common stock. The aggregate purchase price for the shares was $148,141.75, which Berrard Holdings paid from cash on hand. In addition, at the closing, Berrard Holdings loaned us, and we issued to Berrard Holdings a promissory note, pursuant to which we were required to repay $191,858 on or before July 13, 2026 plus interest at 6% per annum (the “BHLP Note”). The BHLP Note was convertible into common stock at any time before maturity at the greater of $0.06 per share or 50% of the price per share of the next “qualified financing”, which was defined as an offering resulting in net proceeds to us of $500,000 or greater. Effective August 31, 2016, the principal amount of the BHLP Note was amended to include an additional $5,500 loaned to us. On November 28, 2016, we completed a qualified financing at $1.50 per share, which established the conversion price per share for the BHLP Note of $0.75 per share. On March 31, 2017, we issued 275,312 shares of common stock upon conversion of the BHLP Note, which on such date had an aggregate principal amount, including accrued interest, of $206,484.

November 2016 Private Placement

On November 28, 2016, we completed a private placement of an aggregate of 900,000 shares of common stock at a purchase price of $1.50 per share for total consideration of $1,350,000 (the “2016 Private Placement”). In connection with the 2016 Private Placement, the Company also entered into loan agreements with the investors pursuant to which the investors would loan the Company their pro rata share of up to $1,350,000 in the aggregate upon our request any time on or after January 31, 2017 and before November 1, 2020, pursuant to the terms of a convertible promissory note attached to the loan agreements.

In connection with the 2016 Private Placement, Blue Flame, an entity controlled by Denmar Dixon, one of the Company’s directors, paid $250,000 for 166,667 shares of the Company’s Class B Common Stock. Also, in connection with the 2016 Private Placement, Ralph Wegis, a holder of more than 5% of our common stock, paid $799,999.50 for 533,333 shares of the Company’s Class B Common Stock.

On March 31, 2017, we completed funding of the second tranche of the 2016 Private Placement, pursuant to which the investors each received their pro rata share of (1) 1,161,920 shares of common stock and (2) notes in the aggregate principal amount of $667,000 (the “Private Placement Notes”), in consideration of cancellation of loan agreements having an aggregate principal amount committed by the purchasers of $1,350,000. As a result, Blue Flame received 645,512 shares of Class B Common Stock and a promissory note in the principal amount of $370,556, and Mr. Wegis received 258,204 shares of Class B Common Stock, and a promissory note in the principal amount of $148,222. As of December 31, 2017, the amount outstanding on the promissory notes, including accrued interest was $388,703 and $155,481 for Blue Flame and Mr. Wegis, respectively. Interest expense on the promissory notes for the year ended December 31, 2017 was $88,189 and $35,276, respectively.

Test Dealer

A key component of the Company’s business model is to utilize regional partners in the acquisition of pre-owned vehicles as well as utilize these regional partners to provide inspection, reconditioning and distribution services. Correspondingly, the Company will earn fees and transaction income, and the regional partner may earn incremental revenue and enhance profitability through increased sales, leads, and fees from inspection, reconditioning and distribution programs. In connection with the development of the regional partner program, the Company tested various aspects of the program by utilizing a dealership to which Mr. Chesrown, the Company’s Chief Executive Officer has provided financing in the form of a $400,000 convertible promissory note (the “Dealer”). The note matures on May 1, 2019, interest is payable monthly at 5% per annum and can be converted into a 25% ownership interest in the Dealer at any time. Revenue recognized by the Company from the Dealer for the year ended December 31, 2017 was $1,618,958 or 22.1% of total revenue.

In addition, the Company presently subleases warehouse space from the Dealer that is separate and distinct from the location of the dealership, on the same terms as paid by the Dealer. This subleased facility serves as the northwestern regional distribution center for the Company. Included in accounts payable at December 31, 2017 is $30,000 for rent owed to the Dealer.

Consulting Agreement

In connection with the acquisition of NextGen, on February 8, 2017, we entered into a Consulting Agreement with Kartik Kakarala, who formerly served as the Chief Executive Officer of NextGen and now serves as a director on our Board. Under the Consulting Agreement, Mr. Kakarala serves as our consultant. The Consulting Agreement may be cancelled by either party, effective upon delivery of a written notice to the other party. Mr. Kakarala’s compensation pursuant to the Consulting Agreement is $5,000 per month.  During the year ended December 31, 2017, we paid a total of $40,000 under the Consulting Agreement.

Services Agreement

In connection with the acquisition of NextGen, on February 8, 2017, we entered into a Services Agreement with Halcyon, to provide development and support services to us. Mr. Kakarala currently serves as the Chief Executive Officer of Halcyon. Pursuant to the Services Agreement, we pay Halcyon hourly fees for specific services, set forth in the Services Agreement, and such fees may increase on an annual basis, provided that the rates may not be higher than 110% of the immediately preceding year’s rates. We reimburse Halcyon for any reasonable travel and pre-approved out-of-pocket expenses incurred in connection with its services to us. During the year ended December 31, 2017, we paid a total of $914,099 under the Services Agreement.

March 2017 Private Placement

On March 31, 2017, we completed a private placement of 620,000 shares of our Class B Common Stock at a price of $4.00 per share for aggregate proceeds of $2.48 million (the “2017 Private Placement”). We sold an additional 37,500 shares in connection with the 2017 Private Placement on April 30, 2017. Our officers and directors acquired 175,000 shares of Class B Common Stock in the 2017 Private Placement as follows: Mr. Chesrown – 62,500 shares, Mr. Berrard (through Berrard Holdings) – 62,500 shares, Mr. Pierce (through Pierce Family Trust) – 37,500 shares, and Mr. Westfall – 12,500 shares.

2017 Bridge Note Financing

 On September 5, 2017, the Company executed $1,650,000 (“Principal Amount”) of Senior Secured Promissory Notes (the “Notes”) in favor of several investors, including certain executive officers and directors of the Company. The Notes included an aggregate of $150,000 in original issue discount. Officers and directors held $1,214,144 of the Notes. On October 23, 2017, the Company completed a public offering and used $1,661,075 of the net proceeds of the offering for the repayment of the Notes in the aggregate principal amount of $1,650,000, plus accrued interest, which resulted in the termination of the Notes. Officers and directors received in the aggregate principal amount of $1,218,122, plus accrued interest of $4,144. For the year ended December 31, 2017 interest on the officer and director Notes was $118,121.

The following executive officers and directors participated in the Bridge Note financing in the principal amounts set forth below:

Name	Position	Principal Amount	Original Issue Discount
Steven R. Berrard (1)	CFO and Director	$275,000	$25,000
Denmar Dixon (2)	Director	$275,000	$25,000
Kartik Kakarla	Director	$137,500	$12,500
Mitch Pierce (3)	Director	$275,000	$25,000
_____________
(1) Through Berrard Holdings and through his spouse.
(2) Through Blue Flame Capital, LLC.
(3) Through Pierce Family Trust.

Related Party Transaction Policy

In May 2017, our Board adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of the Audit Committee, or other independent members of our Board if it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Except for the Bridge Note financing, the related party transactions described above were entered into prior to the adoption of this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our stock file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2017, our directors, executive officers and greater than 10% beneficial owners complied with all such applicable filing requirements, except (i) each of Messrs. Pierce and Gray untimely filed a Form 3 (ii) Mr. Kakarala untimely filed a Form 4 reporting one transaction, and (iii) each of Messrs. Dixon, Pierce, Westfall and Gray untimely reported one transaction, which transactions were reported on Form 5s.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2017, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.

 Additional copies of our Form 10-K for the year ended December 31, 2017 may be obtained without charge by writing to Investor Relations, RumbleOn, Inc., 4521 Sharon Road, Suite 370, Charlotte, North Carolina 28211. Exhibits will be furnished upon request. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov ..

Annex A

AMENDMENT TO THE
RUMBLEON, INC.
2017 STOCK INCENTIVE PLAN

WHEREAS, RumbleOn, Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1. The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 2,000,000.”

2. Section 5(b)(i) of the Plan shall be amended and restated to read as follows:

 “(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 2,000,000 of such shares may be subject to grants of Incentive Stock Options;”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the _____ day of ________2018, on behalf of the Company.

RUMBLEON, INC. By:_______________________________ Name:_____________________________ Title:______________________________

A-1

Annex B

*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

RumbleOn, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The following shall be inserted as a new Section 6 under Article VI immediately following Section 5: Section 6. Blank-Check Preferred Stock. The Board of Directors is authorized to divide the 10,000,000 shares of Preferred Stock, from time to time, into one or more series, and to determine or change by resolution for each such series its designation, the number of shares of such series, the powers, preferences and rights and the qualifications, limitations, or restrictions for the shares of such series. The resolution or resolutions of the Board of Directors providing for the division of such Preferred Stock into series may include, but is not limited to, the following provisions: preferences with respect to dividends, special or super voting powers, conversion rights into common stock, and preferences with respect to dissolutions and liquidations.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ____%

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

**X** ________________________________

**Signature of Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

B-1

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS RUMBLEON, INC. ANNUAL MEETING OF STOCKHOLDERS – JUNE 25, 2018 AT 1:00 P.M CENTRAL TIME
The undersigned appoints Marshall Chesrown and Steven Berrard as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of RumbleOn, Inc., held of record by the undersigned at the close of business on May 15, 2018 at the Annual Meeting of Stockholders of RumbleOn, Inc. to be held on Monday, June 25, 2018 at 1:00 p.m., Central Time, at 1350 Lakeshore Drive, Suite 160, Coppell, Texas 75019, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING ALL THE NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RUMBLEON, INC.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE.)

CONTROL NUMBER:

VOTING INSTRUCTIONS
Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote your shares for you in one of the following ways.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:
Please log on to the internet and visit www.westcoaststocktransfer.com/proxy-rmbl, by 11:59 p.m. Eastern Tine on June 24, 2018 and follow the instructions provided. mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

IN PERSON:
If you are a registered holder, please attend our Annual Meeting, bring valid photo identification, and delivery your completed proxy card or ballot in person.

If you hold your shares in "street name", please attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

ANNUAL MEETING OF THE STOCKHOLDERS OF RUMBLEON, INC.	ANNUAL MEETING OF THE STOCKHOLDERS OF RUMBLEON, INC.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTER COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.   THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:
CONTROL NUMBER:
PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT	Proposal 1
	Election of the following director nominees to serve for a term expiring at the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified:	☐	☐
	MARSHALL CHESROWN			☐
	STEVEN R. BERRARD			☐
	DENMAR DIXON			☐
	RICHARD A. GRAY, JR.			☐
	KARTIK KAKARALA			☐
	KEVIN WESTFALL			☐
Proposal 2		FOR	AGAINST	ABSTAIN	Proposal 2
	To approve an amendment to the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”) to increase the number of shares of Class B Common Stock authorized for issuance under the Plan.	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN	Proposal 3

To approve an amendment to our Articles of Incorporation to provide for “blank check” preferred stock, which may be issued in one or more classes or series, with such rights, preferences, privileges and restrictions as will be fixed by our board of directors.
		☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN	Proposal 4
	Non-binding advisory approval of the compensation of our named executive officers.	☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 25, 2018
The proxy statement and our 2017 Annual Report to Stockholders are available at www.rumbleon.com

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2018

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)